EXHIBIT 99.1

O.I. Corporation Announces Special Dividend and Regular Quarterly Dividend

College Station, Texas---November 1, 2010—O.I. Corporation (NASDAQ: OICO) today announced that its Board of Directors declared a special dividend of $0.50 per common share and a regular quarterly dividend of $0.05 per share, both of which are payable on November 15, 2010 to shareholders of record at the close of business on November 10, 2010.  Both the special dividend and the regular quarterly dividend will be payable on November 15, 2010 whether or not O.I. Corporation’s merger (the “Merger”) with a subsidiary of ITT Corporation pursuant to the Agreement and Plan of Merger dated September 13, 2010, has closed by such date.  A special meeting of O.I. Corporation’s shareholders is scheduled to be held on November 15, 2010 to consider the approval of the Merger.

About O.I. Corporation:

O.I. Corporation, dba OI Analytical, develops, manufactures, sells, and services analytical instrumentation that detects, measures, analyzes, and monitors chemicals in liquids, solids, and gases.  Providing products used to digest, extract, and separate components of chemical mixtures, the Company designs application-specific solutions for various industries including environmental testing, defense, and petrochemical.  Headquartered in College Station, Texas, the Company's products are sold worldwide.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act"). Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: the possibility that the proposed transaction does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the failure of stockholders of O.I. Corporation to approve the proposed merger; the possibility that the expected efficiencies and cost savings from the proposed transaction will not be realized, or will not be realized within the expected time period; the risk that the ITT and OI businesses will not be integrated successfully; disruption from the proposed transaction making it more difficult to maintain business and operational relationships; and the possibility that OI does not perform as expected following the completion of the acquisition.  Further information concerning ITT, OI, and their businesses, including factors that potentially could materially affect ITT's and OI 's financial results, is contained in ITT's and OI's filings with the Securities and Exchange Commission (the "SEC"). See ITT's and O.I. Corporation’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2009, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Neither ITT nor OI undertakes, and each of them expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy our securities or the solicitation of any vote or approval. This communication is being made in respect of the proposed transaction involving ITT and O.I. Corporation.  In connection with the proposed transaction, OI has filed its definitive proxy statement with the SEC on October 14, 2010.  Before making any voting or investment decision, investors and stockholders are urged to read carefully in their entirety the proxy statement regarding the proposed transaction and any other relevant documents filed by O.I. Corporation with the SEC when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website www.sec.gov, by accessing OI’s website at www.OICO.com under the heading "About OI" and then under the link "Investor Relations" and from O.I. Corporation by directing a request to O.I. Corporation, 151 Graham Road, P.O. Box 9010, College Station, Texas 77842-9010, Attention: Laura Hotard.

ITT and O.I. Corporation and their respective directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about ITT's directors and executive officers in its definitive proxy statement filed with the SEC on March 29, 2010. You can find information about O.I. Corporation's directors and executive officers in its definitive proxy statement filed with the SEC in connection with the proposed transaction on October 14, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from O.I. Corporation using the contact information above.

Investor Relations:
Bruce Lancaster
Chief Executive Officer &
Chief Financial Officer
979.690.1711